Exhibit 1.1.1



                                Pricing Agreement


GOLDMAN, SACHS & CO.
CHASE SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
U.S. BANCORP PIPER JAFFRAY INC.
   As Representatives of the several
 Underwriters named in Schedule II hereto,


                                                                February 4, 2000



Dear Sirs:

                  The Kroger Co., an Ohio corporation (the "Company"), and the Guarantors on Schedule I and on the signature pages hereto propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 4, 2000 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule II hereto (the "Underwriters") the Securities (the "Designated Securities") and related Guarantees specified in Schedule III hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities and related Guarantees. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities and related Guarantees pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule III hereto.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities and related Guarantees, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule III hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule II hereto.

                  If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and each of the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                       Very Truly Yours,



Attest:                                THE KROGER CO.
                                       Each of the Guarantors Listed on
                                       Schedule I hereto, as Guarantor of the
                                       Designated Securities


                                       By:
-----------------------------
Assistant Secretary/Secretary              Name:    Lawrence M. Turner
                                           Title:   Vice President and Treasurer

Attest:                                RJD ASSURANCE, INC.,
                                       as Guarantor of the Designated Securities
                                       VINE COURT ASSURANCE INCORPORATED,
                                       as Guarantor of the Designated Securities


                                       By:
-----------------------------              -------------------------------------
Assistant Treasurer                        Name:    Bruce M. Gack
                                           Title:   Vice President

                                       RICHIE'S INC., as Guarantor of the
                                       Designated Securities


                                       By:
                                           -------------------------------------
                                           Name:    Keith C. Larson
                                           Title:   Vice President and Secretary

                                       ROCKET NEWCO, INC.,
                                       as Guarantor of the Designated Securities
                                       HENPIL, INC.,
                                       as Guarantor of the Designated Securities
                                       WYDIV, INC.,
                                       as Guarantor of the Designated Securities


                                       By:
                                           -------------------------------------
                                           Name:    Steven McMillan
                                           Title:   Vice President and Secretary

GOLDMAN, SACHS & CO.

CHASE SECURITIES INC.

BANC OF AMERICA SECURITIES LLC

BANC ONE CAPITAL MARKETS, INC.

U.S. BANCORP PIPER JAFFRAY INC.





By:_________________________________________________

               (Goldman, Sachs & Co.)

               On behalf of each of the Underwriters

                                   SCHEDULE I



                                   Guarantors

Name of Guarantor                                     State of Organization
-----------------                                     ---------------------
Alpha Beta Company                                    California
Bay Area Warehouse Stores, Inc.                       California
Bell Markets, Inc.                                    California
Cala Co.                                              Delaware
Cala Foods, Inc.                                      California
CB&S Advertising Agency, Inc.                         Oregon
City Market, Inc.                                     Colorado
Compare, Inc.                                         Delaware
Crawford Stores, Inc.                                 California
Dillon Companies, Inc.                                Kansas
Dillon Real Estate Co., Inc.                          Kansas
Distribution Trucking Company                         Oregon
Drugs Distributors, Inc.                              Indiana
FM Holding Corporation                                Delaware
FM Retail Services, Inc.                              Washington
FM, Inc.                                              Utah
Food 4 Less GM, Inc.                                  California
Food 4 Less Holdings, Inc.                            Delaware
Food 4 Less Merchandising, Inc.                       California
Food 4 Less of California, Inc.                       California
Food 4 Less of Southern California, Inc.              Delaware
Fred Meyer, Inc.                                      Delaware
Fred Meyer Jewelers, Inc.                             Delaware
Fred Meyer of Alaska, Inc.                            Alaska
Fred Meyer of California, Inc.                        California
Fred Meyer Stores, Inc.                               Delaware
Grand Central, Inc.                                   Utah
Hughes Markets, Inc.                                  California
Hughes Realty, Inc.                                   California
Inter-American Foods, Inc.                            Ohio
Jackson Ice Cream Co., Inc.                           Kansas
JH Properties, Inc.                                   Washington
Junior Food Stores of West Florida, Inc.              Florida
J.V. Distributing, Inc.                               Michigan
KRGP Inc.                                             Ohio
KRLP Inc.                                             Ohio
Kroger Dedicated Logistics Co.                        Ohio

Name of Guarantor                                     State of Organization
-----------------                                     ---------------------
Kroger Limited Partnership I                          Ohio (limited partnership)
Kroger Limited Partnership II                         Ohio (limited partnership)
Kroger Texas L.P.                                     Ohio (limited partnership)
KU Acquisition Corporation                            Washington
Kwik Shop, Inc.                                       Kansas
Merksamer Jewelers, Inc.                              California
Mini Mart, Inc.                                       Wyoming
Peyton's-Southeastern, Inc.                           Tennessee
QFC Sub, Inc.                                         Washington
Quality Food Centers, Inc.                            Washington
Quality Food Holdings, Inc.                           Delaware
Quality Food, Inc.                                    Delaware
Quik Stop Markets, Inc.                               California
Ralphs Grocery Company                                Delaware
Roundup Co.                                           Washington
Saint Lawrence Holding Company                        Delaware
Second Story, Inc.                                    Washington
Smith's Beverage of Wyoming, Inc.                     Wyoming
Smith's Food & Drug Centers, Inc.                     Delaware
Smitty's Equipment Leasing, Inc.                      Delaware
Smitty's Super Valu, Inc.                             Delaware
Smitty's Supermarkets, Inc.                           Delaware
The Kroger Co. of Michigan                            Michigan
THGP Co., Inc.                                        Pennsylvania
THLP Co., Inc.                                        Pennsylvania
Topvalco, Inc.                                        Ohio
Treasure Valley Land Company, L.C.                    Idaho
Turkey Hill, L.P.                                     Pennsylvania (limited
                                                      partnership)
Wells Aircraft, Inc.                                  Kansas
Western Property Investment Group, Inc.               California

                                   SCHEDULE II


UNDERWRITER                              PRINCIPAL AMOUNT OF  8.05% SENIOR
                                           NOTES DUE 2010 TO BE PURCHASED
Goldman, Sachs & Co.                                $175,000,000
Chase Securities Inc.                                175,000,000
Banc of America Securities LLC                        50,000,000
Banc One Capital Markets, Inc.                        50,000,000
U.S. Bancorp Piper Jaffray Inc.                       50,000,000
                                                    ------------
     Total                                          $500,000,000

                                  SCHEDULE III



TITLE OF DESIGNATED SECURITIES:

      8.05% Senior Notes due 2010

AGGREGATE PRINCIPAL AMOUNT:

      $500,000,000 of 8.05% Senior Notes due 2010

PRICE TO PUBLIC:

      99.828% of the principal amount of the 8.05% Senior Notes due 2010, plus accrued interest from February 11, 2000.

PURCHASE PRICE BY UNDERWRITERS:

      99.178% of the principal amount of the 8.05% Senior Notes due 2010, plus accrued interest from February 11, 2000.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

      Immediately available funds

INDENTURE:

      Indenture dated as of June 25, 1999, between the Company, the Guarantors and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, and the Seventh Supplemental Indenture, dated February 11, 2000.

MATURITY:

      The 8.05% Senior Notes due 2010 will mature on February 1, 2010

INTEREST RATES:

      The 8.05% Senior Notes due 2010 will bear interest from February 11, 2000 at 8.05%.

INTEREST PAYMENT DATES:

      Interest on the 8.05% Senior Notes due 2010 is payable semiannually on February 1 and August 1 of each year commencing on August 1, 2000.

REDEMPTION PROVISIONS:

      As described in the Prospectus Supplement dated February 4, 2000.

SINKING FUND PROVISION:

      No sinking fund provisions.

DEFEASANCE PROVISIONS:

      As described in the Prospectus Supplement dated February 4, 2000.

GUARANTEES:

      Guaranteed by the Guarantors set forth on the signature pages and
      Schedule I to the Pricing Agreement.

TIME OF DELIVERY:

      February 11, 2000

CLOSING LOCATION:

      Offices of Fried, Frank, Harris, Shriver & Jacobson
      One New York Plaza,
      New York, New York 10004

NAME AND ADDRESS OF REPRESENTATIVES:

      Goldman, Sachs & Co.
      85 Broad Street
      New York, New York 10004